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Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-202581 on Form N-2 of our report dated February 26, 2015, relating to the financial statements and financial highlights of Brookfield Global Listed Infrastructure Income Fund Inc. (the "Fund") appearing in the Annual Report on Form N-CSR of the Fund for the year ended December 31, 2014, and to the references to us under the headings "Financial highlights" and "Independent registered public accounting firm" in the Prospectus, and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
April 14, 2015

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  Exhibit (n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM